Exhibit 10.1

FOURTH AMENDMENT TO FIFTH AMENDED

AND RESTATED LOAN AGREEMENT

                This Fourth Amendment to Fifth Amended and Restated Loan Agreement, dated as of September 30, 2004, by and among The J. Jill Group, Inc., a Delaware corporation (“BORROWER”) on the one hand, and Citizens Bank of Massachusetts, HSBC Bank USA, National Association, successor by merger to HSBC Bank USA, and Banknorth, N.A. (collectively, “LENDERS”) and Citizens Bank of Massachusetts as agent (“AGENT”) for the LENDERS, on the other hand.

WITNESSETH:

                WHEREAS, BORROWER, LENDERS and AGENT are parties to that certain Fifth Amended and Restated Loan Agreement dated as of June 29, 2001, as amended by First Amendment thereto dated as of August 28, 2001; by Second Amendment thereto dated as of July 25, 2002; and by Third Amendment thereto dated as of June 26, 2003 (collectively, the “LOAN AGREEMENT”); and

                WHEREAS, BORROWER, LENDERS and AGENT wish to amend the LOAN AGREEMENT as more particularly hereafter set forth.  Capitalized terms used herein without definition shall have the meanings ascribed to them in the LOAN AGREEMENT.

                NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereby agree that the LOAN AGREEMENT is hereby amended as follows:

1.                                       Section 1.01 of the LOAN AGREEMENT is hereby amended by deleting the respective definitions of “J. JILL DIRECT” and “SPECIAL SUBSIDIARIES” appearing therein and substituting therefor the following:

“J. JILL DIRECT” means that certain former Massachusetts corporation known as J. JILL DIRECT, INC. which corporation was merged into and with BIRCH POND, the latter entity being the survivor of such merger.

“SPECIAL SUBSIDIARIES” shall mean individually and collectively each of QT SERVICES and BIRCH POND, the latter entity being the surviving entity of a merger between it and J. JILL DIRECT.

2.                                       Section 1.01 of the LOAN AGREEMENT is hereby amended by deleting the definition of “TERMINATION DATE” appearing therein and substituting therefor the following:

                                                “TERMINATION DATE” shall mean June 1, 2006.

3.                                       Section 1.01 of the LOAN AGREEMENT is hereby amended by deleting the definition of QUALIFIED INVESTMENTS appearing therein and substituting therefor the following:

                                                “QUALIFIED INVESTMENTS” shall mean investments in (i) commercial paper rated P1 by Moody’s Investors Service, Inc. or A-1 by Standard & Poor’s Corporation on the date of acquisition, (ii) corporate bonds with a minimum rating of A-1 by Moody’s Investors Service, Inc. or A+ by Standard & Poor’s Corporation; (iii) tax-exempt securities with a minimum rating of A by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation or tax-exempt securities that are insured to meet such minimum rating; (iv) certificates of deposit or other evidences of deposit at financial institutions (having a combined capital and surplus in excess of One Billion DOLLARS ($1,000,000,000)), or in any of the LENDERS; (v) obligations of the United States Government or any agency thereof; (vi) obligations guaranteed by the United States Government, (vii) repurchase agreements in United States DOLLARS from financial institutions (having a combined capital and surplus in excess of One Billion DOLLARS ($1,000,000,000)), or from any of the LENDERS; (viii) so-called “money market accounts” in United States financial institutions (having a combined capital and surplus in excess of One Billion DOLLARS ($1,000,000,000)) or in any of the LENDERS; (ix) money market mutual funds and diversified mutual funds in financial institutions (having a combined capital and surplus in excess of One Billion DOLLARS ($1,000,000,000)) provided that (a) each obligation referred to above matures within three years from the date of purchase and is payable in United States DOLLARS; (b) the duration of the entire portfolio does not exceed two years; and (c) the interests of BORROWER or any SUBSIDIARY, as the case may be, in the securities underlying repurchase agreements referred to in subclause (vii) (except with respect to repurchase agreements with AGENT) is fully perfected at all times.

4.                                       Section 1.01 of the LOAN AGREEMENT is hereby amended by deleting the definition of “UNFINANCED CAPITAL EXPENDITURES” appearing therein and substituting therefor the following:

                                                “UNFINANCED CAPITAL EXPENDITURES” shall mean the lesser of (A) consolidated capital expenditures net of related tenant allowances minus new consolidated long term indebtedness issued during the applicable period plus the aggregate amount of all long term indebtedness prepaid during such period or (B) the “CASH CALCULATION” as hereafter described.  “CASH CALCULATION” shall equal zero ($0) if BORROWER’S cash, cash equivalents, and QUALIFIED INVESTMENTS pursuant to BORROWER’S consolidated balance sheet at the end of the applicable period equals or exceeds Twenty-Eight Million Seven Hundred Six Thousand Dollars ($28,706,000).  If BOROWER’S cash, cash equivalents, and QUALIFIED INVESTMENTS pursuant to BOROWER’S consolidated balance sheet at the end of the applicable period are less than Twenty-Eight Million Seven Hundred Six Thousand Dollars ($28,706,000) (the “LESSER SUM”), then “CASH CALCULATION” shall equal the difference between Twenty-Eight Million Seven Hundred Six Thousand Dollars ($28,706,000) and the LESSER SUM.  The term “long term indebtedness” as used in this definition shall include, but not be limited to, those items shown on Schedule 1.01C.

5.                                       Section 9.12 of the LOAN AGREEMENT is hereby amended by deleting said section in its entirety and substituting therefor the following:

                                                “9.12  The BORROWER and its SUBSIDIARIES on a consolidated basis will not at any time permit its ratio of “hard current assets” (defined as the aggregate of (i) cash less cash held in escrow, (ii) QUALIFIED INVESTMENTS, (iii) ACCOUNTS and (iv) INVENTORY) to current liabilities including ADVANCES to be less than 1.50 to 1.”

6.                                       Section 9.16 of the LOAN AGREEMENT is hereby amended by deleting said section in its entirety.

7.                                       Section 9.17 of the LOAN AGREEMENT is hereby amended by deleting said section in its entirety.

8.                                       Simultaneously herewith, BORROWER shall pay to AGENT for the benefit of the LENDERS on a pro rata basis a facility fee of Seventy-Five Thousand Dollars ($75,000) in connection with this Fourth Amendment to Fifth Amended and Restated Loan Agreement.

9.                                       Simultaneously herewith, BORROWER shall execute and deliver respectively to each of the LENDERS a First Amendment to each amended and restated REVOLVING NOTE, each in form and substance satisfactory to AGENT.

10.                                 LENDERS and AGENT acknowledge that J. JILL DIRECT has been merged into and with BIRCH POND, and that any documents, instruments or agreements formerly executed by J. JILL DIRECT are now the obligations of the surviving entity, BIRCH POND.

11.                                 On account of a merger between HSBC BANK USA and HSBC BANK USA, National Association, the latter entity being the survivor of such merger, Subsection 12.02(b) of the LOAN AGREEMENT is hereby amended by deleting the reference therein to “HSBC Bank USA” and substituting “HSBC Bank USA, National Association.”  The parties agree that such substitution shall be deemed to be made in all of the FINANCING AGREEMENTS.

Except as hereby amended, the LOAN AGREEMENT is hereby ratified, confirmed and republished.

                IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date first above written.

CITIZENS BANK OF MASSACHUSETTS		THE J. JILL GROUP, INC.

By:	/s/ Lori B. Leeth	By:	/s/ Olga L. Conley
	Lori B. Leeth, Senior Vice President	Name:	Olga L. Conley
		Title:	EVP/CFO

HSBC BANK USA, NATIONAL ASSOCIATION		BANKNORTH, N.A.

By:	/s/ George Ahlmeyer	By:	/s/ Jon R. Sundstrom
	George Ahlmeyer, Senior Vice President		Jon R. Sundstrom
Senior Vice President